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HARSCO CORPORATION                                                  EXHIBIT 21

Subsidiaries of the Registrant:

                                                   Country of            Ownership
Name                                               Incorporation         Percentage
----                                               -------------         ----------
Heckett MultiServ SAIC                             Argentina                100%
MetServ Holdings Pty. Limited                      Australia                 55%
MetServ Australasia Pty. Ltd.                      Australia                 70%
MetServ Victoria Pty. Ltd.                         Australia                 70%
MetServ Pty. Ltd.                                  Australia                 55%
Harsco (Australia) Pty. Limited                    Australia                100%
Fairmont Tamper (Australia) Pty. Limited           Australia                100%
Taylor-Wharton (Australia) Pty. Limited            Australia                100%
AluServ Middle East W.L.L.                         Bahrain                   65%
Heckett MultiServ S.A.                             Belgium                  100%
Heckett MultiServ Russia S.A.                      Belgium                  100%
Loyquip Holdings S.A.                              Belgium                  100%
Societe D'Etudes et D'Administration               Belgium                  100%
     des Enterprises S.A.
Fortuna Insurance Limited                          Bermuda                  100%
Harsco (Bermuda) Limited                           Bermuda                  100%
Sobremetal - Recuperacao de Metais Ltda            Brazil                   100%
Comercio de Rejeitos Industriais Ltda              Brazil                   100%
Harsco Canada Limited                              Canada                   100%
Heckett MultiServ S.A.                             Chile                    100%
EnviroServ Co., Ltd.                               China                     55%
MultiServ Wuhan Co. Ltd.                           China                    100%
MultiServ Jiangxi Co. Ltd.                         China                    100%
Taylor-Wharton (Beijing) Cryogenic
     Equipment Co. Ltd.                            China                     51%
MultiServ s.r.o.                                   Czech Republic           100%
Heckett MultiServ Bahna S.A.E.                     Egypt                     65%
Metalsider S.A.S.                                  France                    51%
Heckett MultiServ France S.A.                      France                   100%
Floyequip S.A.                                     France                   100%
PyroServ                                           France                   100%
Heckett MultiServ Sud S.A.                         France                   100%
Carbofer International GmbH                        Germany                  100%
MultiServ GmbH                                     Germany                  100%
Harsco GmbH                                        Germany                  100%
IMS Servizi SpA                                    Italy                    100%
MultiServ SrL                                      Italy                    100%
ILSERV SrL                                         Italy                     65%
Luxequip Holding S.A.                              Luxembourg               100%
Heckett MultiServ S.A.                             Luxembourg               100%
Societe Luxembourgeoise D'Interim S.A.             Luxembourg               100%
Heckett MultiServ Kemaman SDN. BHD.                Malaysia                 100%
Taylor-Wharton Gas Equipment SDN. BHD.             Malaysia                 100%


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
                                                   Country of            Ownership
Name                                               Incorporation         Percentage
----                                               -------------         ----------
Taylor-Wharton Asia (M) SDN. BHD.                  Malaysia                  70%
Irving, S.A. de C.V.                               Mexico                   100%
Heckett Mexicana, S.A. de C.V.                     Mexico                   100%
Andamios Patentados, S.A. de C.V.                  Mexico                   100%
Servicios Industriales Siderurgicos,               Mexico                   100%
     S.A. de C.V.
Electroforjados Nacionales, S.A. de C.V.           Mexico                   100%
Heckett MultiServ International N.V.               Netherlands              100%
Heckett MultiServ Finance B.V.                     Netherlands              100%
Heckett MultiServ China B.V.                       Netherlands              100%
Heckett MultiServ Far East B.V.                    Netherlands              100%
Harsco Europa B.V.                                 Netherlands              100%
Heckett MultiServ (Holland) B.V.                   Netherlands              100%
Heckett MultiServ AS                               Norway                   100%
Heckett MultiServ Saudi Arabia Limited             Saudi Arabia              55%
MultiServ Slovensko spol. s r.o.                   Slovakia Republic        100%
FerroServ (Pty.) Limited                           South Africa             100%
Heckett MultiServ (South Africa) (Pty.) Ltd.       South Africa              51%
MultiServ Lycrete S.A.                             Spain                    100%
Serviequipo S.A.                                   Spain                    100%
MultiServ Intermetal S.A.                          Spain                    100%
MultiServ Iberica S.A.                             Spain                    100%
Heckett MultiServ Reclamet S.A.                    Spain                    100%
Gestion Materias Ferricas, S.A.                    Spain                    100%
Heckett MultiServ Nordiska AB                      Sweden                   100%
Heckett MultiServ Thailand Limited                 Thailand                  70%
EFIC Ltd.                                          U.K.                     100%
Heckett MultiServ Investment Limited               U.K.                     100%
Heckett MultiServ plc                              U.K.                     100%
Heckett MultiServ Ltd.                             U.K.                     100%
MultiServ Overseas Ltd.                            U.K.                     100%
Quipco Ltd.                                        U.K.                     100%
Harsco (U.K.) Ltd.                                 U.K.                     100%
The Permanent Way Equipment                        U.K.                     100%
     Company Limited
Heckett International Services Limited             U.K.                     100%
Heckett Limited                                    U.K.                     100%
Bio-Oxidation Services Inc.                        U.S.A.                   100%
EFIC Corporation                                   U.S.A.                   100%
Heckett MultiServ U.S. Corporation                 U.S.A.                   100%
Heckett MultiServ Inc.                             U.S.A.                   100%
Heckett MultiServ Operations Ltd.                  U.S.A.                   100%
Heckett MultiServ General Corp.                    U.S.A.                   100%
Heckett MultiServ Intermetal Inc.                  U.S.A.                   100%
Heckett Technology Services Inc.                   U.S.A.                   100%
Harsco Defense Holding, Inc.                       U.S.A.                   100%


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
                                                   Country of           Ownership
Name                                               Incorporation        Percentage
----                                               -------------        ----------
Harsco Minnesota Corporation                       U.S.A.                   100%
Harsco UDLP Corporation                            U.S.A.                   100%
Heckett MultiServ Investment Corporation           U.S.A.                   100%
T.J. Egan and Company Inc.                         U.S.A.                   100%
Harsco Foreign Sales Corporation                   U.S. Virgin Islands      100%
Heckett MultiServ MV & MS, C.A.                    Venezuela                100%

Companies in which Harsco Corporation does not have majority ownership are not consolidated. These companies are listed below as unconsolidated entities:

                                                Country of
                                                Incorporation/      Ownership
Name                                            Organization        Percentage
----                                            ------------        ----------
Tamper-Holland Welding Services                 Australia                50%
Phooltas Tamper Private Limited                 India                    40%
Ferro Scrap Nigam Ltd.                          India                    40%
P.T. Purna Baja Heckett                         Indonesia                40%
IKG-Salcon SDN. BHD.                            Malaysia                 50%
Auxihec                                         Spain                    50%


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